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                                                                    EXHIBIT 5.1

                                                          August 23, 1996


General Re Corporation
695 East Main Street
Stamford, Connecticut  06904

Ladies and Gentlemen:

         We have acted as special counsel to General Re Corporation, a Delaware corporation ("General Re"), in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") to be filed by General Re with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement relates to the proposed issuance by General Re of certain shares (the "Shares") of General Re's common stock, par value $.50 per share (together with the attached Preferred Share Purchase Rights, the "Common Stock"), pursuant to the Agreement and Plan of Merger, dated as of July 1, 1996 (the "Merger Agreement"), by and among General Re, National Re Corporation, a Delaware corporation ("National Re"), and N Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of General Re ("N Acquisition"), which Merger Agreement provides for the acquisition of National Re by means of the merger (the "Merger") of National Re with and into N Acquisition, with N Acquisition being the surviving corporation. The Registration Statement includes a proxy statement/prospectus (the "Proxy Statement/Prospectus") to be furnished to certain securityholders of National Re in connection with the approval of the Merger Agreement.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.


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General Re Corporation
August 23, 1996
Page 2


         In connection with rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including, without limitation, (i) the Registration Statement (together with the Proxy Statement/Prospectus); (ii) the Restated Certificate of Incorporation of General Re, as amended, filed as
Exhibit 3.1 to the Registration Statement; (iii) the By-laws of General Re, as amended and restated, filed as Exhibit 3.2 to the Registration Statement; (iv) the Rights Agreement, dated as of September 11, 1991, between General Re and The Bank of New York, as Rights Agent, filed as Exhibit 4.1 to the Registration Statement; (v) the Merger Agreement; (vi) resolutions of the Board of Directors of General Re relating to the transactions contemplated by the Registration Statement; (vii) a specimen certificate evidencing the Common Stock; and (viii) such other certificates, instruments and documents as we considered necessary or appropriate for the purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than General Re, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of General Re and others.

         For purposes of this opinion, we have assumed that prior to the issuance of any of the Shares (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), becomes effective;


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General Re Corporation
August 23, 1996
Page 3

(ii) National Re's stockholders approve the Merger Agreement; (iii) the Certificate of Merger which will give effect to the Merger will be properly filed with the Secretary of State of the State of Delaware; (iv) the transactions contemplated by the Merger Agreement will be consummated; and (v) the certificates representing the Shares will be manually signed by an authorized officer of the transfer agent for the Common Stock and will be registered by the registrar for the Common Stock and will conform to the specimen thereof examined by us.

         Members of our firm are admitted to the Bar of the State of Delaware and we express no opinion as to the laws of any other jurisdiction.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the references to us under the caption "Legal Matters" in the Proxy Statement/Prospectus forming a part of the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.


                                  Very truly yours,

                                  /s/ Skadden, Arps, Slate, Meagher & Flom

                                     Skadden, Arps, Slate, Meagher & Flom